EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned, certify that, to the best of our knowledge, this annual report on Form 10-KSB for the year ended December 31, 2005, of CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP, and containing the financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer.

CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP
(Small Business Issuer)
by: C.R.I., Inc.
Managing General Partner
March 29, 2006	by: /s/ William B. Dockser
DATE	William B. Dockser, Director, Chairman of the Board, and Treasurer (Principal Executive Officer)
March 29, 2006	by: /s/ H. William Willoughby
DATE	H. William Willoughby, Director, President, Secretary, Principal Financial Officer and Principal Accounting Officer

        This certification accompanies this annual report and is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose, and shall not be deemed filed by the small business issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.